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                         ALASKA APOLLO RESOURCES INC.
                        COMMISSION FILE NUMBER 0-12185
                                  FORM 10-K
                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                EXHIBIT 23(c)

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                                                                 EXHIBIT 23(c)


                   CONSENT OF INDEPENDENT MINING ENGINEER

     I hereby consent to the use in the Form 10-K of Alaska Apollo Resources Inc. (File No. 0-12185) for the fiscal year ended December 31, 1995 of my SHUMAGIN PROJECT, UNGA ISLAND, ALASKA ORE RESERVES (PRELIMINARY) report dated March 30, 1995 relating to the Shumagin Project gold and silver reserves at March 30, 1995, and the APOLLO-SITKA INDICATED RESOURCE AND RESERVE dated
May 14, 1996 of Alaska Apollo Gold Mines Ltd., a former wholly-owned subsidiary of Alaska Apollo Resources Inc., which was merged into Daugherty Petroleum, Inc., a wholly-owned subsidiary of Alaska Apollo Resources Inc., on December 31, 1993. I also consent to all references to me in such Form 10-K, including references to me as an expert.


                                          /s/ Edward O. Strandberg, Jr., P.E.
                                       ----------------------------------------
                                       EDWARD O. STRANDBERG, JR., P.E.

Fairbanks, Alaska
May 23, 1996